UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 30, 2018

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904	46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14455 N. Hayden Road
Scottsdale, Arizona 85260
(Address of principal executive offices, including zip code)

(480) 505-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition
On August 2, 2018, GoDaddy Inc. issued a press release and will hold a conference call announcing its financial results for the quarter ended June 30, 2018. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
GoDaddy Inc. refers to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 30, 2018, the Board appointed Ryan Roslansky and Caroline Donahue to its Board of Directors, effective immediately. Ms. Donahue will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2019. Mr. Roslansky will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2020. In addition, Ms. Donahue was appointed as a member of the Audit and Finance Committee of the Board (the “Audit Committee”), effective immediately; she will replace Brian Sharples on the Audit Committee.
In connection with their election to the Board, the Company entered into an offer letter with both Ms. Donahue and Mr. Rolansky, pursuant to which each was granted an award for of restricted stock units with a value of $220,000. The equity award issued to each will vest on Ms. Donahue’s and Mr. Roslansky’s one-year anniversary as a Board member, subject to Ms. Donahue’s and Mr. Roslansky’s continued service on the Board on the vesting date. Each equity award is subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the related equity award agreement. Furthermore, in accordance with the Company’s Outside Director Compensation Policy, both Ms. Donahue and Mr. Roslansky are also entitled to additional cash and equity compensation for their service on the Board and its committees.
Ms. Donahue and Mr. Roslansky also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-196615) filed with the Securities and Exchange Commission on February 24, 2015.
There is no arrangement or understanding between either Ms. Donahue or Mr. Roslansky and any other person pursuant to which Ms. Donahue or Mr. Roslansky was elected as a director of the Company. There are no family relationships between either Ms. Donahue or Mr. Roslansky and any director or executive officer of the Company, and, other than as described above, no transactions involving Ms. Donahue or Mr. Roslansky that would require disclosure under Item 404(a) of Regulation S-K.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
10.1	Offer Letter, dated July 24, 2018, between GoDaddy Inc. and Caroline Donahue
10.2	Offer Letter, dated July 24, 2018, between GoDaddy Inc. and Ryan Roslansky
10.3*	Form of Indemnification Agreement between the Company and its directors and officers
99.1	Press release of GoDaddy Inc. dated August 2, 2018

*    Incorporated by reference to Exhibit 10.20 filed with the Company’s Registration Statement on Form S-1 (File No. 333-196615), filed with the Securities and Exchange Commission on February 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	August 2, 2018	/s/ Ray E. Winborne
Ray E. Winborne
Chief Financial Officer